Exhibit 99.1

Allakos Announces Multiple Presentations Related to Eosinophil and Mast Cell-Driven Diseases at the 2020 DDW Annual Meeting

REDWOOD CITY, Calif., April 21, 2020 (GLOBE NEWSWIRE) -- Allakos Inc. (the “Company”) (Nasdaq: ALLK), a biotechnology company developing antolimab (AK002) for the treatment of eosinophil and mast cell related diseases, today announced the acceptance of four oral and three poster presentations at the upcoming Digestive Disease Week (DDW) Annual Meeting.

The presentations will take place during the DDW Annual Meeting being held virtually from May 2 to 5, 2020. Access to all accepted abstracts, ePosters and ePapers will be available starting May 2 from the DDW ePosters and ePapers website. In addition, abstracts will publish in the May online supplement to Gastroenterology.

Oral Presentations:

Title (Presenter):

Interim Results of an Open-Label Extension Study of Antolimab, an Anti-Siglec-8 Antibody, for the Treatment of Patients with Eosinophilic Gastritis and/or Eosinophilic Enteritis (Nirmala Gonsalves, MD)

Session (Time):	Esophageal Diseases, Eosinophilic Esophagitis: Clinical (May 2, 2:30pm CT)

Title (Presenter):

Histologic and Symptomatic Improvement Across Multiple Forms of Eosinophilic Gastrointestinal Diseases in ENIGMA, A Randomized, Double-Blind, Placebo-Controlled Trial of Antolimab (AK002) (Evan Dellon, MD, MPH)

Session (Time):	Esophageal Diseases, Eosinophilic Esophagitis: Clinical – Distinguished Abstract Plenary (May 5, 8:52am CT)

Title (Presenter):

Primary Results of A Phase 1 Multicenter Open-Label Study of Antolimab, an Anti-Siglec-8 Antibody, for the Treatment of Patients with Chronic Gastrointestinal Symptoms and Elevated Gastric and/or Duodenal Mast Cells (Adam Bledsoe, MD)

Session (Time):	Functional GI and Motility Disorders, Functional Dyspepsia, Nausea and Vomiting (May 2, 5:15pm CT)

Title (Presenter):	EGID Biopsies Have Functionally Distinct and Activated Mast Cells that Contribute to Disease Pathogenesis and are Inhibited by an Anti-Siglec-8 Antibody, Antolimab (AK002) (Brad Youngblood, PhD)
Session (Time):	Esophageal Diseases, Eosinophilic Esophagitis: Translational or Basic (May 4, 5:00pm CT)

Poster Presentations:

Title (Presenter):	Mast Cells are Significantly Activated in Patients with Ulcerative Colitis and are Inhibited by an Anti-Siglec-8 Antibody, Antolimab (AK002) (Brad Youngblood, PhD)
Session (Time):	Basic Science, IBD: Cytokines, Signaling and Receptors (May 5, 12:30pm CT)

Title (Presenter):	Mast Cell Level and Clinical Correlates in Patients with Eosinophilic Gastritis and Gastroenteritis (Craig C. Reed, MD)
Session (Time):	Esophageal Diseases, Eosinophilic Esophagitis: Translational or Basic (May 4, 12:30pm CT)

Title (Presenter):	Establishment of Normal Tissue Mast Cell Levels in Gastric and Duodenal Biopsies of Patients Without Gastrointestinal Disease (Craig C. Reed, MD)
Session (Time):	Esophageal Diseases, Eosinophilic Esophagitis: Translational or Basic (May 4, 12:30pm CT)

Following the presentations, the posters and slides will be available on the Allakos website.

About Allakos

Allakos is a clinical stage biotechnology company developing antibodies that target immunomodulatory receptors present on immune effector cells involved in allergic, inflammatory, and proliferative diseases. The Company’s lead antibody, antolimab (AK002), targets Siglec-8, an inhibitory receptor selectively expressed on human mast cells and eosinophils. Antolimab has been shown to inhibit mast cells and deplete eosinophils. Inappropriately activated eosinophils and mast cells have been identified as key drivers in a number of severe diseases affecting the gastrointestinal tract, eyes, skin, lungs and other organs. Antolimab has been tested in six clinical studies. In these studies, antolimab eliminated blood and tissue eosinophils, inhibited mast cells and improved disease symptoms in patients with eosinophilic gastritis and/or eosinophilic duodenitis, eosinophilic esophagitis, mast cell gastrointestinal disease, severe allergic conjunctivitis, chronic urticaria, and indolent systemic mastocytosis. For more information, please visit the Company's website at www.allakos.com.

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Source: Allakos Inc.

Investor Contact:	Media Contact:
Adam Tomasi, President & COO	Denise Powell
ir@allakos.com	denise@redhousecomms.com